Exhibit 10.3

Confirmation of Forward Stock Purchase Transaction	EXECUTION COPY

Date:	March 19, 2008	ML Ref.: [ ]

To:	Raser Technologies, Inc.

To:	Merrill Lynch Financial Markets, Inc.
4 World Financial Center 5th Floor
New York, New York 10080

From:	Merrill Lynch, Pierce, Fenner & Smith Incorporated,
solely as Agent
222 Broadway, 16th Floor
New York, New York 10038

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Merrill Lynch Financial Markets, Inc. (“ML”), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”), and Raser Technologies, Inc. (“Party B”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and together with the Swap Definitions, the “Definitions”) in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein) shall be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “Master Agreement”) as if we had executed an agreement in such form (but without any Schedule and with the elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date of the Transaction. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Master Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 19, 2008

Effective Date:	March 26, 2008, subject to cancellation of the Forward Stock Purchase Transaction prior to 5:00 p.m. (New York City time) on such date by Party B.

Seller:	ML

Buyer:	Party B

Shares:	The shares of common stock, $0.01 par value, of Party B (Security Symbol: “RZ”).

Number of Shares:	1,950,585

Daily Number of Shares:	The Number of Shares divided by fifty (50).

Forward Price:	$7.69

Prepayment:	Applicable

Prepayment Amount:	$15,000,000

Prepayment Date:	The Effective Date; provided no cancellation of this Forward Stock Purchase Transaction has occurred prior to 5:00 p.m. (New York City time) on such date by Party B.

Exchange:	NYSE Arca

Related Exchange(s):	All Exchanges.

Settlement Terms:

Physical Settlement:	Applicable. In lieu of Section 9.2(a)(iii) of the Equity Definitions, ML will deliver to Party B the Daily Number of Shares on each Settlement Date.

Settlement Currency:	USD

Settlement Dates:	Three Exchange Business Days following each of the fifty (50) consecutive Trading Days beginning on and including January 15, 2013.

Trading Day:	Any day on which (i) there is no Market Disruption Event (as defined below) and (ii) the NYSE Arca or, if the Shares are not listed on the NYSE Arca, the principal national or regional securities exchange on which the Shares are listed, is open for trading or, if the Shares are not so listed, admitted for trading or quoted, any Business Day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Business Day:	Any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

Dividends:

Dividend Payment:	In lieu of Section 9.2(a)(iii) of the Equity Definitions, ML will pay to Party B the Dividend Amount on the Dividend Payment Date.

Dividend Amount:	(a) 100% of any gross cash dividend per Share declared by the Issuer to holders of record of a Share on any record date occurring during the period from, and including, the Trade Date to, but excluding, the final Settlement Date, multiplied by (b) the Number of Shares minus the sum of the Daily Number of Shares for each Settlement Date that has occurred as of the date of determination.

Dividend Payment Date:	Each date on which the relevant Dividend Amount is paid by the Issuer to holders of record of a Share.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable.

Share-for-Share:	Modified Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Nationalization, Insolvency or Delisting:	Cancellation and Payment

Determining Party for Merger Events and Nationalization, Insolvency or Delisting:	ML

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:	Applicable, provided that Section 12.9(a)(iii) of the Equity Definitions is hereby amended by adding the words “, if such failure is not remedied on or before the 30th (thirtieth) Clearance System Business Day following the Settlement Date” at the end thereof.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Hedging Party:	ML

Determining Party:	ML

Non-Reliance:	Applicable
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable
Additional Acknowledgements:	Applicable

3.	Early Termination:

ML may elect to early terminate this Transaction in whole or in part by delivering written notice (an “Early Termination Notice”) to Party B specifying (i) the number of Shares subject to such early termination and (ii) the related Settlement Date. ML’s delivery obligation in respect of this Transaction shall be satisfied by the delivery of a number of Shares equal to the number of Shares specified in such Early Termination Notice. The number of Shares specified as being due in respect of any early termination pursuant to this section will be deliverable on the third Clearance System Business Day following the Settlement Date specified in the Early Termination Notice. An early termination of this Transaction pursuant to this section shall be effective only with respect to the number of Shares specified in the Early Termination Notice and the Transaction otherwise shall remain in full force and effect.

Party B may request that ML exercise its right to early terminate the Transaction in whole or in part at any day, which request shall not be unreasonably denied by ML; provided that on the date of such request, neither Party B nor any of its affiliates is in possession of any material non-public information with respect to Party B or the Shares. For the avoidance of doubt, the parties agree that is shall be reasonable for ML to deny any early termination request for reasons relating to the unavailability or cost of stock borrow of the Shares, without limiting any other reasons for denial.

4.	Staggered Settlement:

If ML determines reasonably and in good faith that the number of Shares required to be delivered to Party B hereunder on any Settlement Date would exceed 4.0% of all outstanding Shares, then ML may, by notice to Party B on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares comprising the related Daily Number of Shares on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

(1)	in such notice, ML will specify to Party B the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than twenty (20) Exchange Business Days following such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver hereunder among the Staggered Settlement Dates or delivery times;

(2)	the aggregate number of Shares that ML will deliver to Party B hereunder on all such Staggered Settlement Dates or delivery times will equal the number of Shares that ML would otherwise be required to deliver on such Nominal Settlement Date; and

(3)	the Physical Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Daily Number of Shares will be allocated among such Staggered Settlement Dates or delivery times as specified by ML in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, ML shall be entitled to deliver Shares to Party B from time to time prior to the date on which ML would be obligated to deliver them to Party B pursuant to the Physical Settlement terms set forth above, and Party B agrees to credit all such early deliveries against ML’s obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Party B’s obligations to ML hereunder.

5.	Matters Relating to Agent:

In connection with the Transaction confirmed hereby, the Agent, a broker-dealer registered under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), will be responsible for: (a) effecting the Transaction (though the Agent shall not be responsible for negotiating the terms of the Transaction), (b) issuing all required confirmations and statements to Party B relating to the Transaction, (c) as between ML and the Agent, extending or arranging for the extension of any credit to Party B in connection with the Transaction, (d) maintaining required books and records relating to the Transaction, (e) complying, to the extent applicable, with Rule 15c3-1 under the Exchange Act and (f) unless otherwise permitted under applicable law or applicable interpretations thereof, receiving, delivering and safeguarding funds and securities in compliance with Rule 15c3-3 under the Exchange Act.

The Agent is acting hereunder solely in its capacity as agent (and not as principal or guarantor) in connection with the Transaction entered into between Party B and ML, pursuant to instructions received from Party B and ML, and shall have no responsibility or liability to Party B or ML arising from any failure by either of them to pay or perform any obligation hereunder. Each of Party B and ML acknowledges the foregoing and agrees that it will proceed solely against the other to collect or recover any funds or securities owing to it in connection with or arising from the Transaction. The Agent shall not be deemed to have endorsed or guaranteed the Transaction confirmed hereby and shall have no responsibility or liability to either Party B or ML except for gross negligence or willful misconduct in the performance of its duties as agent.

Notwithstanding anything to the contrary that may be contained herein, all notices, communications, demands or deliveries of funds or securities hereunder between Party B and ML shall be effected through the Agent at the address and to the accounts set forth below:

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as Agent

Four World Financial Center

North Tower, 5th Floor

New York, NY 10080

Attention: Equity-Linked Capital Markets

Tel: (212) 449-6763

Fax: (212) 738-1069

6.	Account Details:

Account for payments and delivery of Shares to Party B:	To be advised by Party B.

Account for payments to ML:	Chase Manhattan Bank, New York ABA: 02100021 FAO: ML Equity Derivatives A/C: 066213118

7.	Other Provisions:

Regulatory Compliance:	The parties agree that if the delivery of Shares upon settlement is subject to any restriction imposed by a regulatory authority, the parties will negotiate in good faith a procedure to effect settlement of such Shares in a manner that complies with any relevant rules of such regulatory authority and that is satisfactory in form and substance to their respective counsel. So long as such restriction is applicable, the failure to make such delivery (or related payments or deliveries) shall not be an Event of Default. If the parties do not agree on a mutually satisfactory procedure within ten (10) Exchange Business Days, settlement of this Transaction shall be effected by the payment of an amount in cash equal to the value of the number of Shares to be delivered as determined by the Calculation Agent in a commercially reasonable manner.

Compliance with Securities Laws / Other Representations:

Each party represents and agrees that it has complied, and will comply, in connection with this Transaction and all related sales and purchases of Shares, with the applicable provisions of the Securities Act of 1933 as amended (the “Securities Act”), the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-5, 10b-18 and 13(e), as applicable, under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Party B represents and warrants to ML that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Party B further represents that:

(a) On the Trade Date, (A) none of Party B and its officers and directors is aware of any material nonpublic information regarding Party B or the Shares and (B) all reports and other documents filed by Party B with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(b) if Party B were to have purchased a number of Shares equal to the Number of Shares on the Trade Date using Merrill Lynch, Pierce, Fenner & Smith Incorporated as broker, such purchase(s) would have complied with (i) all laws and regulations applicable to Party B, (ii) Party B’s constitutive documents and (iii) all contractual obligations of Party B;

(c) if Party B purchases any Shares pursuant to this Transaction, such purchase(s) will comply with (i) all laws and regulations applicable to Party B, (ii) Party B’s constitutive documents and (iii) all contractual obligations of Party B;

(d) Party B is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

(e) On the Trade Date and any date on which Party B makes a payment hereunder (A) the assets of Party B at their fair valuation exceed the liabilities of Party B, including contingent liabilities, (B) the capital of Party B is adequate to conduct the business of Party B and (C) Party B has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

Bankruptcy Rights:	In the event of Party B’s bankruptcy, insolvency or similar proceeding, ML’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that ML’s rights with respect to any other claim arising from this Transaction prior to Party B’s bankruptcy, insolvency or similar proceeding shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set Off:

Upon the occurrence of an Event of Default or Termination Event with respect to Party B as the Defaulting Party or the Affected Party (“X”), ML (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X under an Equity Contract owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) under an Equity Contract owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this section.

“Equity Contract” shall mean for purposes of this section any Transaction relating to Shares between X and Y that qualifies as ‘equity’ under applicable accounting rules. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this section shall be effective to create a charge or other security interest. This section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

Notwithstanding any provision of the Agreement as incorporated in any Confirmation or any other existing or future agreement, Party B hereby waives any and all rights to set-off, whether arising under any agreement, applicable law, or otherwise, except as provided herein.

In the event of Party B’s bankruptcy, ML waives any and all rights to set-off it has, whether arising under any agreement, applicable law or otherwise.

Collateral:	No collateral is transferred in connection with this Transaction.

Transfer:	ML may transfer its rights or delegate its obligations under this Transaction with the prior written consent of Party B, provided that ML may assign its rights and delegate its obligations hereunder, in whole or in part, to any affiliate (an “Assignee”) of Merrill Lynch & Co., Inc. (“ML&Co.”), effective (the “Transfer Effective Date”) upon delivery to Party B of both (i) an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of ML under this Transaction (the “Transferred Obligations”) and (ii) an executed guarantee (the “Guarantee”) of ML&Co. of the Transferred Obligations. On the Transfer Effective Date, (a) ML shall be released from all obligations and liabilities arising under the Transferred Obligations and (b) the Transferred Obligations shall cease to be Transactions(s) under the Agreement and shall be deemed to be Transactions(s) under the ISDA Master Agreement between Assignee and Party B, provided that, if at such time Assignee and Party B have not entered into a Master Agreement, Assignee and Party B shall be deemed to have entered into a form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) and Schedule substantially in the form of the Master Agreement and provisions set forth in Section 8 below between Party B and ML.

Indemnification:	Party B agrees to indemnify and hold harmless ML, its Affiliates and their respective directors, officers, employees, agents and controlling persons (ML and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject because of a breach of any representation or covenant of Party B hereunder, in the Agreement or any other agreement relating to the Agreement or Transaction and will reimburse Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under the foregoing indemnity provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from ML’s gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of ML.

8.	ISDA Master Agreement:

With respect to the Master Agreement, ML and Party B each agree as follows:

“Specified Entity” means in relation to ML and in relation to Party B for the purpose of this Transaction: Not applicable.

“Specified Transaction” will have the meaning specified in Section 14 of the Master Agreement.

The “Cross Default” provisions of Section 5(a)(vi) of the Master Agreement will not apply to ML and Party B.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Master Agreement will not apply to ML and Party B.

The “Automatic Early Termination” provision of Section 6(a) of the Master Agreement will not apply to ML or to Party B.

Payments on Early Termination. For the purpose of Section 6(e) of the Master Agreement, payments in respect of this Transaction shall be limited to the delivery of the Number of Shares (as reduced by any previous delivery of Shares pursuant to section 3 hereof or otherwise) or an amount in cash equal in value thereto as determined by the Calculation Agent in a commercially reasonable manner.

“Termination Currency” means USD.

Tax Representations.

(a)	Payer Representation. For the purpose of Section 3(e) of the Master Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Master Agreement) to be made by it to the other party under the Master Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Master Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Master Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Master Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Master Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representation. For the purpose of Section 3(f) of the Master Agreement, each party makes the following representations to the other party:

(i)	ML represents that it is a corporation incorporated in the State of Delaware.

(ii)	Party B represents that it is a corporation incorporated in the State of Delaware.

Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Master Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Party B	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Party B	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificates as ML shall reasonably request	Upon or before execution and delivery of this Confirmation	Yes

ML	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	No

Addresses for Notices. For the purpose of Section 12(a) of the Master Agreement:

Address for notices or communications to ML for all purposes:

Address:	Merrill Lynch Financial Markets, Inc.
4 World Financial Center, 17th Floor
New York, New York 10080
Merrill Lynch Financial Centre
Attention:	Manager of Equity Documentation
Facsimile No.:	(917) 778-0835
Telephone No.:	(212) 449-1951

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Party B’s address, telephone number or facsimile number should be sent to:

Address:	GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080
Attention:	Global Equity Derivatives
Facsimile No.:	(212) 449-6576
Telephone No.:	(212) 449-6309

Address for notices or communications to Party B for all purposes:

Address:	Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
Attention:	General Counsel
Facsimile No.:	(801) 374-3314
Telephone No.:	(801) 765-1200

Process Agent. For the purpose of Section 13(c) of the Master Agreement, ML appoints as its Process Agent:

Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
222 Broadway, 16th Floor
New York, New York 10038
Attention:	Litigation Department

Party B does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Master Agreement: Neither ML nor Party B is a Multibranch Party.

Calculation Agent. The Calculation Agent is ML, whose judgments, determinations and calculations in the Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

ML: Guarantee of ML&Co. in the form attached hereto as Exhibit A.

Party B: Not Applicable

Credit Support Provider.

With respect to ML: ML&Co.

With respect to Party B: Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments. The provisions of Section 2(c) of the Master Agreement shall not be applicable to the Transaction.

Basic Representations. Section 3(a) of the Master Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and the Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Master Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Master Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Acknowledgements.

(a) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

(b) Each of ML and Party B agrees and acknowledges (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that ML is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Master Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefore “on the day that is three Local Business Days after the day.” Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefore “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that ML has authorized Party B to disclose the Transaction and any related hedging transaction between the parties if and to the extent that Party B reasonably determines (after consultation with ML) that such disclosure is required by law or by the rules of NYSE Arca or any securities exchange.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Master Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Master Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

9.	Arbitration:

(a) All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d) The arbitrators do not have to explain the reason(s) for their award.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Party B is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.

(h) Party B agrees that any and all controversies that may arise between Party B and ML, including, but not limited to, those arising out of or relating to the Agreement or the Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

(i) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Party B is excluded from the class by the court.

(j) Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.

[Signatures to follow on separate page]

Please confirm that the foregoing correctly sets forth the terms of the agreement between Party B and ML by executing the copy of this Confirmation enclosed for that purpose and returning it to the Agent by facsimile transmission (Telecopier No. (212) 738-1069).

Confirmed as of the date first above written:

MERRILL LYNCH FINANCIAL MARKETS, INC.

By:	/s/ FRAN JACOBSON
Name:	Fran Jacobson
Title:	Authorized Signatory

Confirmed as of the date first above written:

RASER TECHNOLOGIES, INC.

By:	/s/ MARTIN F. PETERSEN
Name:	Martin F. Petersen
Title:	Chief Financial Officer

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

solely in its capacity as Agent hereunder

By:	/s/ ANGELINA LOPES
Name:	Angelina Lopes
Title:	Authorized Signatory

Exhibit A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Raser Technologies, Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch Financial Markets, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“ML”), under the terms of the Confirmation of Forward Stock Purchase Transaction between the Company and ML (ML as Seller), dated as of March 19, 2008 (the “Confirmation”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Confirmation, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Confirmation.

This Guarantee becomes effective concurrent with the effectiveness of the Confirmation, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:	/s/ PATRICIA KROPIEWNICKI
Name:	Patricia Kropiewnicki
Title:	Designated Signatory
Date:	March 24, 2008